EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-128408, 333-117846, 333-106777, and 333-84748 of Venture Financial Group, Inc. on Form S-8 of our report dated November 28, 2006 appearing in the Annual Report on Form 11-K of the Venture Financial Group, Inc. Employee Stock Ownership Plan (with 401(k) provisions) for the year ended December 31, 2005.

/s/ Moss Adams LLP

Everett, Washington November 28, 2006